Corporate Relations One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	Exhibit 99.1 NEWS

FOR IMMEDIATE RELEASE	August 6, 2008

    CONTACT: PG&E Corporation

PG&E CORPORATION REPORTS SECOND QUARTER EARNINGS

AND REAFFIRMS GUIDANCE FOR 2008 AND 2009

▪
Consolidated earnings from operations and net income reported under GAAP was $0.80 cents per share for PG&E Corporation in the second quarter ended June 30, 2008, compared with $0.74 cents per share in the same quarter of 2007. (All amounts are presented on a diluted basis.)

▪	Guidance for 2008 earnings from operations is reaffirmed in the $2.90-$3.00 per share range and guidance for 2009 earnings from operations is reaffirmed at $3.15-$3.25 per share.

(San Francisco) – PG&E Corporation (NYSE: PCG) consolidated net income in accordance with generally accepted accounting principles (GAAP) was $293 million, or $0.80 cents per share, in the second quarter ended June 30, 2008. In the same period last year, consolidated net income was $269 million, or $0.74 cents per share.
“With our second quarter results, we remain on track to deliver on the Corporation’s financial targets for 2008,” said Peter A. Darbee, Chairman, CEO and President of PG&E Corporation. “We also continue to advance plans for additional investments in projects to strengthen reliability and ensure adequate future energy supplies.”

QUARTER-OVER-QUARTER COMPARISON

Earnings from operations for the second quarter of 2008 were $0.06 cents per share above those for the same period for 2007. The quarter-over-quarter difference primarily reflects earnings on a higher authorized capital investment in utility subsidiary Pacific Gas and Electric Company’s infrastructure.

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EARNINGS GUIDANCE

PG&E Corporation reaffirms its previous guidance for earnings from operations in the range of $2.90-$3.00 per share for 2008 and reaffirms guidance for 2009 earnings from operations in the range of $3.15-$3.25 per share.
Guidance assumes that PG&E Corporation’s Pacific Gas and Electric Company subsidiary maintains a ratemaking capital structure of 52 percent equity, that it earns at least its combined CPUC- and FERC- authorized return on equity of 11.45% while growing its asset base in line with its forecast, that it earns sufficient incentive revenues for energy efficiency achievements, that the CPUC approves additional capital investment projects proposed by the Utility, and that the Utility realizes additional sustainable operational and cost efficiencies.
PG&E Corporation discloses historical financial results and bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of results and guidance based on earnings from operations to results and guidance based on consolidated net income in accordance with GAAP). There were no differences between earnings from operations and consolidated net income as reported in accordance with GAAP for the three month periods ended June 30, 2008 or 2007.

Supplemental Financial Information:

❑
In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information for the quarter will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

Conference Call with the Financial Community to Discuss Financial Results:

❑
Today’s call at 1:30 p.m. Eastern time is open to the public on a listen-only basis via webcast. Please visit www.pgecorp.com for more information and instructions for accessing the webcast. The call will be archived on the website. Also, a toll-free replay will be accessible shortly after the live call through 9:00 p.m. EDT, on August 13, 2008, by dialing 877-690-2093. International callers may dial 402-220-0648.

This press release contains forward-looking statements regarding management’s guidance for PG&E Corporation’s 2008 and 2009 earnings per share from operations that are based on current expectations and various assumptions which management believes are reasonable. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management's control.  Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to manage capital expenditures and operating expenses within authorized levels and recover such costs through rates in a timely manner;

•	the outcome of regulatory proceedings, including pending and future ratemaking proceedings at the CPUC and the FERC;

•	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

•
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

•
operating performance of the Diablo Canyon nuclear generating facilities (“Diablo Canyon”), the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•	whether the Utility can maintain the cost savings it has recognized from operating efficiencies it has achieved and identify and successfully implement additional sustainable cost-saving measures;

•	whether the Utility incurs substantial unanticipated expense to improve the safety and reliability of its electric and natural gas distribution systems;

•	whether the Utility achieves the CPUC’s energy efficiency targets and recognizes any incentives the Utility may earn in a timely manner;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•	the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator (“CAISO”) to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

•	the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit in a timely manner on favorable terms;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

•	the impact of changes in federal or state tax laws, policies, or regulations; and

•	other factors and risks discussed in PG&E Corporation’s and the Utility’s 2007 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

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PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Six Months Ended
(in millions, except per share amounts)	June 30,		June 30,
	2008	2007	2008	2007
Operating Revenues
Electric	$2,645	$2,359	$5,159	$4,534
Natural gas	933	828	2,152	2,009
Total operating revenues	3,578	3,187	7,311	6,543
Operating Expenses
Cost of electricity	1,097	884	2,124	1,607
Cost of natural gas	487	396	1,262	1,150
Operating and maintenance	991	922	2,027	1,842
Depreciation, amortization, and decommissioning	419	430	821	860
Total operating expenses	2,994	2,632	6,234	5,459
Operating Income	584	555	1,077	1,084
Interest income	33	37	59	89
Interest expense	(185)	(185)	(372)	(375)
Other income, net	1	10	3	14
Income Before Income Taxes	433	417	767	812
Income tax provision	140	148	250	287
Net Income	$293	$269	$517	$525
Weighted Average Common Shares Outstanding, Basic	356	350	355	350
Weighted Average Common Shares Outstanding, Diluted	357	352	356	352
Net Earnings Per Common Share, Basic	$0.80	$0.75	$1.42	$1.46
Net Earnings Per Common Share, Diluted	$0.80	$0.74	$1.42	$1.45
Dividends Declared Per Common Share	$0.39	$0.36	$0.78	$0.72

Reconciliation of PG&E Corporation's Earnings from Operations to Consolidated Net Income in Accordance with Generally Accepted Accounting Principles (GAAP)
Second Quarter and Year-to-Date, 2008 vs. 2007
(in millions, except per share amounts)

	Three months ended June 30,				Six months ended June 30,

	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2008	2007	2008	2007	2008	2007	2008	2007

PG&E Corporation Earnings from Operations (1)	$293	$269	$0.80	$0.74	$517	$525	$1.42	$1.45
Items Impacting Comparability (2)	-	-	-	-	-	-	-	-
PG&E Corporation Earnings on a GAAP basis	$293	$269	$0.80	$0.74	$517	$525	$1.42	$1.45

1.	Earnings from operations exclude items impacting comparability as noted in note (2) below.
2.
Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three and six month periods ended June 30, 2008 and 2007, PG&E Corporation did not have any items impacting comparability to report.

Reconciliation of Pacific Gas and Electric Company's Earnings from Operations to Consolidated Net Income in Accordance with GAAP
Second Quarter and Year-to-Date, 2008 vs. 2007
(in millions)

	Three months ended June 30,		Six months ended June 30,

	Earnings		Earnings
	2008	2007	2008	2007
Pacific Gas and Electric Company Earnings from Operations (1)	$309	$270	$542	$528
Items Impacting Comparability (2)	-	-	-	-
Pacific Gas and Electric Company Earnings on a GAAP basis	$309	$270	$542	$528

1.	Earnings from operations exclude items impacting comparability as noted in note (2) below.
2.
Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three and six month periods ended June 30, 2008 and 2007, Pacific Gas and Electric Company did not have any items impacting comparability to report.

PG&E Corporation Earnings per Common Share from Operations
Second Quarter and Year-to-Date, 2008 vs. 2007
($/Share, Diluted)

Q2 2007 EPS from Operations (1)	$0.74

Increase in base revenue	0.06
Nuclear refueling outage(2)	0.06

Operating and maintenance - gas system	(0.02)
Increase in shares outstanding	(0.01)
Gas transmission revenues	(0.01)
Miscellaneous items	(0.02)

Q2 2008 EPS from Operations (1)	$0.80

Q2 2007 YTD EPS from Operations (1)	$1.45

Increase in base revenue	0.14

Storm and outage expenses	(0.07)
Operating and maintenance - gas system	(0.03)
Nuclear refueling outage(2)	(0.02)
Increase in shares outstanding	(0.01)
Miscellaneous items	(0.04)
Q2 2008 YTD EPS from Operations (1)	$1.42

1.
For a reconciliation of earnings per common share, or EPS, from operations to EPS on a GAAP basis, see table titled Reconciliation of PG&E Corporation's Earnings from Operations to Consolidated Net Income in Accordance with GAAP.

2.	The refueling outage during the three months ended June 30, 2008 was 11 days as compared to 30 days during the same period in 2007. The refueling outage during the six months ended June 30, 2008 was 69 days as compared to 30 days during the same period in 2007.

PG&E Corporation Earnings per Common Share Guidance

2008 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.90	$3.00

Estimated Items Impacting Comparability	$0.00	$0.00

EPS Guidance on a GAAP Basis	$2.90	$3.00

2009 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.15	$3.25

Estimated Items Impacting Comparability	$0.00	$0.00

EPS Guidance on a GAAP Basis	$3.15	$3.25

Management's guidance for PG&E Corporation's 2008 and 2009 earnings per share from operations constitute forward-looking statements that are based on currect expectations and various assumptions which management believes are reasonable. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

the Utility's ability to manage capital expenditures and operating expenses within authorized levels and recover such costs through rates in a timely manner;

the outcome of regulatory proceedings, including pending and future ratemaking proceedings at the CPUC and the FERC;

the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility's facilities and operations, its customers, and third parties on which the Utility relies;

the potential impacts of climate change on the Utility's electricity and natural gas businesses;

changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

operating performance of the Diablo Canyon nuclear generating facilities ("Diablo Canyon"), the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

whether the Utility can maintain the cost savings it has recognized from operating efficiencies it has achieved and identify and successfully implement additional sustainable cost-saving measures;

(continued): PG&E Corporation Earnings per Common Share Guidance

whether the Utility incurs substantial unanticipated expense to improve the safety and reliability of its electric and natural gas distribution systems;

whether the Utility achieves the CPUC's energy efficiency targets and recognizes any incentives the Utility may earn in a timely manner;

the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator ("CAISO") to restructure the California wholesale electricity market;

how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility's holding company;

the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit in a timely manner on favorable terms;

the impact of environmental laws and regulations and the costs of compliance and remediation;

the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

the impact of changes in federal or state tax laws, policies or regulations; and

other factors and risks discussed in PG&E Corporation's and the Utility's 2007 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.